Exhibit 99

Provident Financial Group, Inc. Announces First Quarter 2004 Financial Results

CINCINNATI, April 21 /PRNewswire-FirstCall/ — Provident Financial Group, Inc. announced first quarter 2004 financial results today. For the quarter ended March 31, 2004, net income was $27.1 million or 51 cents per share compared with $25.8 million or 51 cents per share reported in 2003’s first quarter. First quarter 2004 returns on average equity and assets were 11.68 percent and 0.65 percent, compared with 11.76 percent and 0.59 percent in last year’s first quarter.

On February 17, 2004, Provident Financial Group and National City Corporation announced that they had signed a definitive agreement for National City to acquire Provident. First quarter 2004 results include a 5 cent net impact to earnings per share that is directly related to the increase in Provident’s share price as a result of the acquisition announcement. Excluding this impact, first quarter 2004 earnings per share were 56 cents. The table below shows a reconciliation of these items.

Earnings Per Share (EPS) Impact of Items Related to Share Price Increase as a Result of Pending Merger with National City Corporation

Reported EPS	$ 0.51

EPS impact related to higher expenses associated with discontinued variable stock based compensation plan
0.03

EPS impact related to increased common stock equivalents for stock options and PRIDES securities
0.02

Adjusted EPS	$ 0.56

Robert L. Hoverson, Provident’s President and Chief Executive Officer, commented, “Excluding the earnings per share impact of the items associated with our pending merger with National City Corporation, first quarter earnings were within the range of our expectations and slightly above market consensus. Our financial results benefited primarily from significantly improved credit quality. Net charge-offs, non-performing assets and the loan loss provision were well below the levels of prior years. The composition of our deposit portfolio also continues to improve. Excluding the managed runoff of higher- cost CDs, average retail and commercial deposit account balances increased 20 percent over last year’s first quarter, as sales associates continued to establish new customer relationships. Throughout the quarter, over 13,000 new lower-cost deposit accounts were opened, an increase of 12 percent over the number of new accounts opened last quarter. Additionally, we also realized a 15 basis point increase in the net interest margin over last quarter.”

“We look forward to joining forces with National City Corporation. Our customers will benefit by having access to more branches and ATMs, as well as an expanded menu of products and services. We are committed to exceeding customer expectations and are working closely with National City to ensure a seamless transition throughout the entire merger process.”

Loans & Asset Quality

Average loans and leases for 2004’s first quarter were $8.8 billion compared with $9.1 billion in last year’s first quarter. Total loans and leases outstanding on March 31, 2004 were $8.9 billion compared with $9.2 billion on March 31, 2003.

Key asset quality indicators:

—	The first quarter 2004 provision for loan and lease losses was $10.0 million compared with $16.5 million for 2003’s first quarter.

—	The first quarter 2004 annualized net charge-offs to average total loans and leases were 0.45 percent compared with 0.73 percent for 2003’s first quarter.

—	The reserve for loan and lease losses on March 31, 2004 was $160.0 million compared with $201.0 million on March 31, 2003. The reserve for loan and lease losses on March 31, 2004 was 1.80 percent of total loans and leases compared with 2.20 percent on March 31, 2003. The reserve for loan and lease losses on March 31, 2004 was 200 percent of non-performing assets compared with 99 percent on March 31, 2003.

—	Non-performing assets were $80.0 million on March 31, 2004, compared with $84.2 million on December 31, 2003, and $203.4 million on March 31, 2003. Non-performing assets were 0.90 percent of total loans, leases and other non-performing assets on March 31, 2004, compared with 0.95 percent on December 31, 2003, and 2.22 percent on March 31, 2003.

Revenue & Expenses

First quarter 2004 net interest income was $76.0 million compared with $83.0 million in last year’s first quarter. The net interest margin was 2.17 percent compared with 2.02 percent last quarter and 2.37 percent in last year’s first quarter. The decline in the net interest margin from 2003’s first quarter was primarily due to $471.0 million of subprime loans that were sold during the second quarter of 2003. Non-interest income was $168.1 million compared with $193.3 million in last year’s first quarter. Revenue, comprised of net interest income and non-interest income, was $244.1 million compared with $276.2 million in last year’s first quarter. First quarter 2004 non- interest expenses were $194.1 million compared with $221.2 million in last year’s first quarter.

Deposits

Average retail and commercial deposits for 2004’s first quarter were $6.3 billion, an increase of 5 percent from $6.0 billion in 2003’s first quarter. Excluding the managed run-off of higher-cost CDs, the average balances of transactional deposit accounts were up 20 percent. For the period ended March 31, 2004, retail and commercial deposits were $6.2 billion, an increase of 4 percent from $6.0 billion on March 31, 2003.

Capital Position

Common shareholders’ equity was $924.0 million or $18.70 per share on March 31, 2004 compared with $892.1 million or $18.19 per share on December 31, 2003. On March 31, 2004, tier 1 capital and total capital as a percentage of risk adjusted assets were 11.03 percent and 12.83 percent respectively, and the tier 1 leverage ratio was 8.73 percent.

Conference Call & Webcast

Due to the impending acquisition of Provident Financial Group by National City Corporation, the company will not be hosting a conference call or webcast this quarter.

Forward-Looking Statements

This document may contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward- looking statements. Forward-looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends; the ability to generate loans and leases; significant cost, delay in, or ability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; and significant changes in accounting, tax, or regulatory practices or requirements and factors noted in connection with forward-looking statements. Additionally, borrowers could suffer unanticipated losses without regard to general economic conditions. The results of these and other factors could cause differences from expectations in the level of defaults, changes in the risk characteristics of the loan and lease portfolio, and changes in the provision for loan and lease losses. Provident undertakes no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

About Provident Financial Group, Inc.

Provident Financial Group, Inc. (Nasdaq: PFGI) is a bank holding company located in Cincinnati, Ohio. Its main subsidiary, The Provident Bank, provides a diverse line of banking and financial products, services and solutions through retail banking offices located in Southwestern Ohio and Northern Kentucky, and through commercial lending offices located throughout Ohio and surrounding states. Customers have access to banking services 24-hours a day through Provident’s extensive network of ATMs, Telebank, a telephone customer service center, and the Internet at www.providentbank.com . At March 31, 2004, Provident Financial Group had $8.9 billion in loans outstanding, $9.9 billion in deposits, and assets of $16.7 billion. On February 17, 2004, Provident Financial Group and National City Corporation (NYSE: NCC) announced that they had signed a definitive agreement for National City to acquire Provident. The transaction is expected to close by the end of the second quarter.

For further information, please contact: Christopher J. Carey Executive Vice President & Chief Financial Officer 1-513-639-4644 / 1-800-851-9521 e-mail: IR@provident-financial.com

Stockholders are urged to read the joint proxy statement/prospectus which contains important information regarding the proposed transaction. Stockholders can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about National City Corporation and Provident Financial Group, Inc., without charge, at the SEC’s Internet site ( http://www.sec.gov ). Copies of the joint proxy statement/prospectus and the filings with the SEC incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114-3484 Attention: Office of the Secretary (216-222-2000), or to Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202 Attention: Secretary (513-579-2861). The respective directors and executive officers of National City and Provident and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding National City’s directors and executive officers is available in its proxy statement filed with the SEC by National City on March 11, 2003, and information regarding Provident’s directors and executive officers is available in its Form 10-K filed with the SEC by Provident on March 15, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC as they become available.

31-

Provident Financial Group, Inc. and Subsidiaries Consolidated Financial Highlights (unaudited)

	Three Months

For The Period Ended March 31	2004	2003	% Change

Net Income
Basic	.55	.52	5.8%
Diluted	.51		0.0%
Dividends	.24	.24	0.0%
Book Value	18.70	17.88	4.6%

RESULTS OF OPERATIONS: (In Millions)
Net Interest Income	$76.0	$83.0	(8.4)%
Provision for Loan and Lease Losses	10.0	16.5	(39.7)%
Net Income	27.1	25.8	4.8%

FINANCIAL RATIOS:
Performance Ratios:
Return on Average Assets	0.65%	0.59%
Return on Average Shareholders' Equity	11.68	11.76
Average Shareholders' Equity to Average Assets	5.58	5.01
Net Interest Margin	2.17	2.37
Capital Adequacy Ratios (Period End):
Shareholders' Equity to Total Assets	5.56	4.96
Tier I Leverage Ratio	8.73	7.76
Risk-Based Capital Ratio - Tier I Capital	11.03	9.78
Risk-Based Capital Ratio - Total Capital	12.83	11.65
(Current Period Regulatory Ratios are Estimated)

ASSET QUALITY RATIOS:
Reserve for Loan and Lease Losses to:
Total Loans and Leases	1.80%	2.20%
Nonaccrual Loans	208.46	110.91
Nonperforming Assets to:
Total Loans, Leases and Other Nonperforming Assets	.90	2.22
Total Assets	.48	1.15
Net Charge-Off's to Average Total Loans and Leases (Annualized)	.45	.73

AVERAGE BALANCES: (In Millions)
Total Loans and Leases	$8,826	$9,085	(2.9)%
Earning Assets	14,078	14,194	(0.8)%
Leased Equipment	1,551	2,242	(30.8)%
Assets	16,613	17,534	(5.3)%
Deposits	10,191	10,107	0.8%
Interest Bearing Liabilities	13,633	14,978	(9.0)%
Shareholders' Equity	927	878	5.6%

PERIOD END BALANCES: (In Millions)
Total Loans and Leases	$8,890	$9,152	(2.9)%
Leased Equipment	1,470	2,182	(32.6)%
Assets	16,738	17,726	(5.6)%
Deposits	9,909	10,665	(7.1)%
Shareholders' Equity	931	879	5.9%

OFF-BALANCE SHEET SECURITIZED LOANS AND LEASES: (In Millions)
Residential Mortgage	$1,054	$1,619	(34.9)%
Home Equity	106	178	(40.4)%
Direct Finance Leasing	31	80	(61.3)%

Total Off-Balance Sheet Securitized Loans and Leases	$1,191	$1,877	(36.5)%
(See Investment in Variable Interest Entities Note to Consolidated Financial Statements within the Company’s Form 10-K for further discussion of these off-balance sheet assets.)

Provident Financial Group, Inc. and Subsidiaries Consolidated Statements Of Income (unaudited)

	Three Months Ended March 31,

	2004	2003	% Change

Net Interest Income	$76,011	$82,959	(8.4)%

Provision for Loan and Lease Losses	9,962	16,521	(39.7)%

Noninterest Income:
Service Charges on Deposit Accounts	11,493	12,332	(6.8)%
Loan Servicing Fees	10,569	10,660	(0.9)%
Commercial Mortgage Banking Revenue	11,300	10,297	9.7%
Other Service Charges and Fees	11,766	11,736	0.3%
Leasing Income	104,089	137,974	(24.6)%
Cash Gain on Sale of Loans	8,702	4,942	76.1%
Warrant Gains	549	328	67.4%
Net Securities Gains / (Losses)	272	1,500	(81.9)%
Other	9,392	3,518	167.0%

Total Noninterest Income	168,132	193,287	(13.0)%

Noninterest Expense:
Salaries, Wages and Benefits	65,008	61,984	4.9%
Charges and Fees	6,168	7,822	(21.1)%
Occupancy	6,279	6,228	0.8%
Leasing Expense	75,755	95,169	(20.4)%
Equipment Expense	6,086	6,949	(12.4)%
Professional Services	5,800	8,398	(30.9)%
Minority Interest Expense	3,197	3,197	0.0%
Other	25,814	31,449	(17.9)%

Total Noninterest Expense	194,107	221,196	(12.2)%

Income Before Income Taxes	40,074	38,529	4.0%

Income Taxes	13,024	12,715	2.4%

Net Income	$27,050	$25,814	4.8%

Other Data:
Basic Earnings Per Common Share (GAAP)	$0.55	$0.52	5.8%

Diluted Earnings Per Common Share (GAAP)	$0.51	$0.51	0.0%
Adjustments (1):
Impact for additional expense related to discontinued variable stock based compensation plan	0.03	-
Impact for additional common stock equivalents	0.02	-

Adjusted Diluted Earnings Per Common Share (Non-GAAP)	$0.56	$0.51	9.8%

Dividends Paid Per Common Share	$0.24	$0.24	0.0%
Return on Assets	0.65%	0.59%
Return on Equity	11.68%	11.76%
Net Interest Margin (FTE)	2.17%	2.37%
Full-Time Equivalent Employees	3,237	3,333

(A)	On February 17, 2004, Provident announced that it had signed a definitive agreement to merge with National City Corporation. As a result, the market value of Provident’s stock increased causing a higher calculation of common stock equivalents for both its stock options and PRIDES securities outstanding. Additionally, Provident incurred additional expense related to a discontinued variable stock based compensation plan which is directly impacted by the market price of its stock. Therefore, the increase in stock price lowered Provident’s diluted earnings per share. The company believes presenting diluted earnings per share excluding the impact of the high stock price might be beneficial to the reader as it provides data that is more comparable to other periods contained within this document.

Provident Financial Group, Inc. and Subsidiaries Consolidated Quarterly Statements Of Income (unaudited)

	2004	2003
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Full Year
Net Interest Income	$ 76,011	$ 74,216	$ 74,123	$ 84,494	$ 82,959	$315,792

Provision for Loan and Lease Losses	9,962	35,070	11,919	52,469	16,521	115,979

Noninterest Income:
Service Charges on Deposit Accounts	11,493	12,367	12,933	12,391	12,332	50,023
Loan Servicing Fees	10,569	13,150	6,925	9,428	10,660	40,163
Commercial Mortgage Banking Revenue	11,300	13,550	10,095	10,849	10,297	44,791
Other Service Charges and Fees	11,766	12,758	13,520	12,921	11,736	50,935
Leasing Income	104,089	114,484	126,192	131,459	137,974	510,109
Cash Gain on Sale of Loans	8,702	3,714	4,553	7,124	4,942	20,333
Warrant Gains	549	-	-	1,308	328	1,636
Net Securities Gains / (Losses)	272	(1,128)	5,077	858	1,500	6,307
Net Gain on Florida Assets and Liabilities	-	74,998	-	-	-	74,998
Net Gain on Merchant Services Business	-	-	-	19,000	-	19,000
Other	9,392	9,664	6,176	7,636	3,518	26,994

Total Noninterest Income	168,132	253,557	185,471	212,974	193,287	845,289

Noninterest Expense:
Salaries, Wages and Benefits	65,008	64,855	60,737	65,823	61,984	253,399
Charges and Fees	6,168	9,059	7,404	7,867	7,822	32,152
Occupancy	6,279	6,449	6,224	6,464	6,228	25,365
Leasing Expense	75,755	88,412	89,047	92,780	95,169	365,408
Equipment Expense	6,086	6,114	6,398	6,824	6,949	26,285
Professional Services	5,800	7,945	7,906	8,418	8,398	32,667
Minority Interest Expense	3,197	3,197	3,197	3,197	3,197	12,788
Debt Retirement Charge	-	25,584	-	-	-	25,584
Disposition Cost of Subprime Loans	-	-	-	6,914	-	6,914
Other	25,814	34,659	26,378	27,007	31,449	119,493

Total Noninterest Expense	194,107	246,274	207,291	225,294	221,196	900,055

Income Before Income Taxes and Cumulative Effect of Changes in Accounting Principles	40,074	46,429	40,384	19,705	38,529	145,047

Income Taxes	13,024	15,005	12,923	6,502	12,715	47,145

Income Before Cumulative Effect of Changes in Accounting Principles	27,050	31,424	27,461	13,203	25,814	97,902

Cumulative Effect of Changes in Accounting Principles	-	(1,202)	-	-	-	(1,202)

Net Income	$27,050	$30,222	$27,461	$13,203	$25,814	$96,700

Other Data:
Before Cumulative Effect of Changes in Accounting Principles:
Basic Earnings Per Common Share	$0.55	$0.63	$0.56	$0.27	$0.52	$1.99
Diluted Earnings Per Common Share	$0.51	$0.61	$0.54	$0.26	$0.51	$1.92
After Cumulative Effect of Changes in Accounting Principles:
Basic Earnings Per Common Share	$0.55	$0.61	$0.56	$0.27	$0.52	$1.96
Diluted Earnings Per Common Share	$0.51	$0.59	$0.54	$0.26	$0.51	$1.90

Dividends Paid Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.96
Return on Assets	0.65%	0.70%	0.62%	0.30%	0.59%	0.55%
Return on Equity	11.68%	13.51%	12.91%	5.85%	11.76%	10.97%
Net Interest Margin (FTE)	2.17%	2.02%	2.01%	2.32%	2.37%	2.18%
Full-Time Equivalent Employees	3,237	3,177	3,345	3,355	3,333

Provident Financial Group, Inc. and Subsidiaries Consolidated Period End Balance Sheets (unaudited)

	2004	2003
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSETS
Cash and Due From Banks	$276,538	$273,299	$288,176	$352,241	$340,141
Federal Funds Sold and Reverse Repurchase Agreements	167,069	253,273	341,833	337,006	561,446
Trading Account Securities	130,787	119,646	142,660	105,877	111,516
Loans and Leases Held For Sale	255,968	595,505	494,804	447,039	255,593
Investment Securities Available for Sale	4,544,536	4,527,912	4,731,323	4,760,894	4,320,723
Investment Securities Held to Maturity	199,889	-	-	-	-
Loans and Leases:
Corporate Lending:
Commercial	4,109,379	4,038,545	4,288,451	4,459,612	4,515,888
Mortgage	949,765	961,939	992,619	1,017,061	947,205
Construction	424,444	452,581	504,071	516,348	528,824
Lease Financing	1,277,158	1,275,255	1,304,659	1,253,851	1,233,533

Total Corporate Lending	6,760,746	6,728,320	7,089,800	7,246,872	7,225,450
Consumer Lending:
Installment	1,548,898	1,670,667	1,573,782	1,424,207	1,362,896
Residential	36,272	36,241	26,812	37,741	519,632
Lease Financing	544,190	460,302	320,866	155,577	43,522

Total Consumer Lending	2,129,360	2,167,210	1,921,460	1,617,525	1,926,050

Total Loans and Leases	8,890,106	8,895,530	9,011,260	8,864,397	9,151,500
Reserve for Loan and Lease Losses	(160,000)	(160,000)	(184,160)	(185,019)	(201,020)

Net Loans and Leases	8,730,106	8,735,530	8,827,100	8,679,378	8,950,480
Leased Equipment	1,469,955	1,653,264	1,825,721	2,006,999	2,181,823
Premises and Equipment	91,884	92,837	99,561	97,070	98,853
Goodwill	83,798	81,801	84,269	83,979	82,651
Other Assets	787,101	684,438	772,186	923,516	823,194

	$16,737,631	$17,017,505	$17,607,633	$17,793,999	$17,726,420

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest Bearing	$1,484,560	$1,491,473	$1,412,183	$1,357,468	$1,163,209
Interest Bearing	8,424,208	8,844,245	9,359,919	9,598,344	9,502,086

Total Deposits	9,908,768	10,335,718	10,772,102	10,955,812	10,665,295
Short-Term Debt	1,790,944	1,443,438	1,403,012	1,268,198	1,506,797
Long-Term Debt	3,067,893	3,298,930	3,476,460	3,624,262	3,661,219
Junior Subordinated Debentures	465,904	465,799	-	-	-
Guaranteed Preferred Beneficial Interests in Junior Subordinated Debentures	-	-	451,389	451,284	451,179
Minority Interest	160,966	160,966	160,966	160,966	160,966
Accrued Interest and Other Liabilities	412,195	413,600	451,294	442,883	401,981

Total Liabilities	15,806,670	16,118,451	16,715,223	16,903,405	16,847,437

Shareholders' Equity:
Preferred Stock	7,000	7,000	7,000	7,000	7,000
Common Stock	14,646	14,538	14,492	14,461	14,454
Capital Surplus	316,432	305,632	301,737	298,838	298,498
Retained Earnings	667,047	652,206	634,018	618,712	619,444
Accumulated Other Comprehensive Income	(74,164)	(80,322)	(64,837)	(48,417)	(60,413)

Total Shareholders' Equity	930,961	899,054	892,410	890,594	878,983

	$16,737,631	$17,017,505	$17,607,633	$17,793,999	$17,726,420

Provident Financial Group, Inc. and Subsidiaries Consolidated Credit Loss Experience (unaudited)

	2004	2003
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Full Year
Reserve for Loan and Lease Losses At Beginning of Period	$160,000	$184,160	$185,019	$201,020	$201,051	$201,051

Provision Charged to Expense	9,962	35,070	11,919	52,469	16,521	115,979

Net Charge-Offs:
Corporate Lending:
Commercial	6,295	24,166	7,726	11,147	8,093	51,132
Mortgage	1	1,062	-	54	46	1,162
Construction	(52)	52	(56)	(241)	65	(180)
Lease Financing	1,595	32,094	3,946	1,714	3,294	41,048

Net Corporate Lending	7,839	57,374	11,616	12,674	11,498	93,162
Consumer Lending:
Installment	1,061	2,003	1,118	1,467	576	5,164
Residential	1,011	(166)	2	54,320	4,478	58,634
Lease Financing	51	19	42	9	-	70

Net Consumer Lending	2,123	1,856	1,162	55,796	5,054	63,868

Net Charge-Offs	9,962	59,230	12,778	68,470	16,552	157,030

Reserve for Loan and Lease Losses At End of Period	$160,000	$160,000	$184,160	$185,019	$201,020	$160,000

Net Charge-Offs to Average Total Loans and Leases: (Annualized)
Corporate Lending:
Commercial	0.64%	2.34%	0.69%	0.99%	0.73%	1.17%
Mortgage	-%	0.44%	-%	0.02%	0.02%	0.12%
Construction	(0.05%)	0.04%	(0.04%)	(0.18%)	0.05%	(0.03%)
Lease Financing	0.51%	9.89%	1.27%	0.56%	1.06%	3.27%

Total Corporate Lending	0.48%	3.33%	0.65%	0.70%	0.64%	1.31%
Consumer Lending:
Installment	0.25%	0.48%	0.29%	0.42%	0.17%	0.35%
Residential	10.16%	(2.49%)	0.07%	44.70%	3.25%	22.04%
Lease Financing	0.04%	0.02%	0.07%	0.04%	-%	0.04%

Total Consumer Lending	0.38%	0.35%	0.26%	11.21%	1.04%	3.28%

Total Loans and Leases	0.45%	2.64%	0.57%	2.98%	0.73%	1.73%

Provident Financial Group, Inc. and Subsidiaries Consolidated Nonperforming Assets (unaudited)

	2004	2003
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Nonaccrual Loans:
Corporate Lending:
Commercial	$61,656	$62,288	$109,022	$116,926	$123,912
Mortgage	8,638	8,146	5,330	6,307	7,298
Construction	2,333	2,469	3,617	3,792	1,321
Lease Financing	103	514	2,271	2,267	2,792

Total Corporate Lending	72,730	73,417	120,240	129,292	135,323
Consumer Lending:
Installment	-	-	-	-	-
Residential	4,025	6,442	3,468	4,011	45,927
Lease Financing	-	-	-	-	-

Total Consumer Lending	4,025	6,442	3,468	4,011	45,927

Total Nonaccrual Loans	76,755	79,859	123,708	133,303	181,250
Other Nonperforming Assets	3,232	4,299	8,251	13,858	22,172

Total Nonperforming Assets	$79,987	$84,158	$131,959	$147,161	$203,422

Loans 90 Days Past Due Still Accruing	$6,768	$12,702	$10,211	$5,971	$36,038
Reserve for Loan and Lease Losses as a Percent of:
Nonaccrual Loans	208.46%	200.35%	148.87%	138.80%	110.91%
Nonperforming Assets	200.03%	190.12%	139.56%	125.73%	98.82%
Total Loans and Leases	1.80%	1.80%	2.04%	2.09%	2.20%
Nonaccrual Loans as a % of Total Loans and Leases	.86%	.90%	1.37%	1.50%	1.98%
Nonperforming Assets as a Percent of:
Total Loans, Leases and Other Nonperforming Assets	.90%	.95%	1.46%	1.66%	2.22%
Total Assets	.48%	.49%	.75%	.83%	1.15%

Provident Financial Group, Inc. and Subsidiaries Consolidated Average Balances and Rates On a Fully Taxable Equivalent Basis (unaudited)

	2004		2003
	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Full Year
:(Dollars In Millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate

Assets
Loans and Leases:
Corporate Lending:
Commercial	$ 3,928	5.58%	$ 4,130	5.40%	$ 4,461	5.71%	$ 4,518	5.73%	$ 4,446	5.66%	$ 4,388	5.63%
Mortgage	950	4.96	971	5.19	980	5.32	909	5.59	934	5.83	949	5.48
Construction	436	3.79	488	3.79	512	4.45	539	4.34	522	4.19	515	4.20
Lease Financing	1,257	7.99	1,299	7.72	1,247	8.14	1,227	8.72	1,246	8.85	1,254	8.35

Total Corporate Lending	6,571	5.83	6,888	5.69	7,200	5.99	7,193	6.12	7,148	6.13	7,106	5.98
Consumer Lending:
Installment	1,697	4.03	1,666	4.08	1,519	4.36	1,407	4.78	1,352	5.12	1,487	4.55
Residential	40	15.44	27	14.21	12	13.46	486	10.17	552	11.68	266	11.12
Lease Financing	518	5.11	401	5.63	234	7.02	97	8.91	33	7.92	192	6.56

Total Consumer Lending	2,255	4.48	2,094	4.51	1,765	4.77	1,990	6.29	1,937	7.04	1,945	5.65

Total Loans and Leases	8,826	5.49	8,982	5.42	8,965	5.75	9,183	6.16	9,085	6.32	9,051	5.91
Investment Securities	4,502	3.87	4,583	3.76	4,702	3.63	4,471	4.32	4,292	4.90	4,514	4.13
Federal Funds Sold and Reverse
Repurchase Agreements	297	1.72	377	1.56	446	1.55	441	1.90	313	2.13	395	1.76
Other Short-Term Investments	453	4.67	613	4.66	549	5.85	498	5.70	504	5.35	542	5.35

Total Earning Assets	14,078	4.86	14,555	4.76	14,662	4.95	14,593	5.45	14,194	5.76	14,502	5.22
Cash and Due From Banks	242		276		306		310		311		301
Leased Equipment	1,551		1,737		1,918		2,101		2,242		1,999
Other Assets	742		827		791		868		787		817

Total Assets	$ 16,613		$ 17,395		$ 17,677		$ 17,872		$ 17,534		$ 17,619

Liabilities and Shareholders' Equity:
Deposits:
Demand Deposits	$ 872	0.77	$ 1,119	1.22	$ 1,266	1.33	$ 1,204	1.51	$ 1,053	1.43	$ 1,161	1.37
Savings Deposits	1,614	1.61	1,633	1.66	1,553	1.71	1,460	1.80	1,419	1.76	1,517	1.73
Time Deposits	6,218	2.31	6,384	2.28	6,700	2.56	6,990	2.68	6,498	2.94	6,643	2.61

Total Deposits	8,704	2.02	9,136	2.04	9,519	2.26	9,654	2.40	8,970	2.57	9,321	2.31
Short-Term Debt:

Federal Funds Purchased and Repurchase Agreements	1,060	2.59	1,046	2.55	1,168	2.32	1,129	2.37	1,488	2.11	1,206	2.32
Commercial Paper	260	1.09	244	1.01	250	1.14	265	1.24	300	1.47	265	1.23

Total Short-Term Debt	1,320	2.30	1,290	2.26	1,418	2.11	1,394	2.16	1,788	2.00	1,471	2.12
Long-Term Debt	3,143	4.92	3,459	4.80	3,573	4.72	3,638	4.85	3,769	5.20	3,609	4.89
Junior Subordinated Debentures	466	3.83	452	3.92	451	3.95	451	4.09	451	4.22	451	4.04

Total Interest Bearing Liabilities	13,633	2.78	14,337	2.78	14,961	2.88	15,137	3.01	14,978	3.22	14,852	2.97
Noninterest Bearing Deposits	1,487		1,515		1,388		1,264		1,137		1,327
Minority Interest	161		161		161		162		161		161
Other Liabilities	405		488		316		406		380		397
Shareholders' Equity	927		894		851		903		878		882

Total Liabilities and Shareholders' Equity	$ 16,613		$ 17,395		$ 17,677		$ 17,872		$ 17,534		$ 17,619

Net Interest Spread		2.08%		1.98%		2.07%		2.44%		2.54%		2.25%
Net Interest Margin		2.17%		2.02%		2.01%		2.32%		2.37%		2.18%

Provident Financial Group, Inc. and Subsidiaries Consolidated Capital Data (unaudited)

	2004	2003
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Full Year

Per Common Share:
Shares Outstanding (In Thousands):
Average - Basic	49,189	48,943	48,830	48,770	48,776	48,830
Average - Diluted	53,206	51,478	50,885	50,668	50,766	50,950
Period-End	49,401	49,040	48,885	48,783	48,759
Book Value	$ 18.70	$ 18.19	$ 18.11	$ 18.11	$ 17.88
Price:
High	$ 41.40	$ 32.68	$ 28.78	$ 26.45	$ 28.91	$ 32.68
Low	32.05	28.00	25.67	21.01	21.23	21.01
Period-End	40.18	31.95	27.97	25.75	21.23

Capital Ratios (Dollars in Millions):
Risk-Based Capital (Current Qtr Estimated):
Risk-Adjusted Assets	$ 13,096	$ 13,334	$ 13,836	$ 13,807	$ 13,886
Tier 1 Capital	$ 1,444	$ 1,412	$ 1,382	$ 1,358	$ 1,359
Percentage of Risk Adjusted Assets	11.03%	10.59%	9.99%	9.84%	9.78%
Total Capital	$ 1,680	$ 1,658	$ 1,643	$ 1,625	$ 1,617
Percentage of Risk Adjusted Assets	12.83%	12.44%	11.87%	11.77%	11.65%
Tier 1 Leverage Ratio	8.73%	8.13%	7.82%	7.62%	7.76%
Period End Shareholders' Equity to Total Period-End Assets	5.56%	5.28%	5.07%	5.01%	4.96%
Period-End Tangible Shareholders' Equity to Total Period-End Tangible Assets	5.05%	4.79%	4.56%	4.49%	4.45%
Average Shareholders' Equity to Total Average Assets	5.58%	5.14%	4.81%	5.05%	5.01%	5.00%
Average Tangible Shareholders' Equity to Total Average Tangible Assets	5.07%	4.64%	4.30%	4.54%	4.48%	4.49%

In conjunction with the reclassification of the company’s auto leases from the loan category to leased equipment, which is not included in loans or earning assets, the company believes this presentation aids in illustrating the impact the reclassification has on certain performance measures as illustrated below. This is not intended to imply that, if this reclassification were not made, these measures would be precisely equal to the adjusted measures listed below. Instead, we are providing this data to demonstrate in a general sense how these measures would look if the leased equipment were treated as an earning asset and operating lease income and depreciation expense were included in revenues.

	Three Months Ended
(In Thousands)	March 31, 2004	March 31, 2003

Net Interest Income	$ 76,011	$ 82,959
Add: Operating Lease Income	104,089	137,974
Less: Depreciation on Operating Leases	(77,383)	(99,653)

Net Financing Income	$ 102,717	$ 121,280

Noninterest Income	$ 168,132	$ 193,287
Less: Operating Lease Income	(104,089)	(137,974)

Noninterest Income Excluding Operating Lease Income	$ 64,043	$ 55,313

Total Financing Revenues	$ 166,760	$ 176,593

Noninterest Expenses	$ 194,107	$ 221,196
Less: Depreciation on Operating Leases	(77,383)	(99,653)

Noninterest Expenses Excluding
Depreciation on Operating Leases	$ 116,724	$ 121,543

Average Earning Assets	$ 14,078,000	$ 14,194,000
Add: Average Leased Equipment	1,551,000	2,242,000

Average Earning Assets Including Leased Equipment	$ 15,629,000	$ 16,436,000

Net Interest Margin Ratio - GAAP Basis	2.17%	2.37%

Net Financing Income Ratio	2.64%	2.99%

Noninterest Expenses as a Percent of Total Revenues - GAAP Basis	80%	80%

Noninterest Expenses Excluding Depreciation on Operating Leases as a Percent of Total Revenues Which Includes Depreciation on Operating Leases	70%	69%

The company has average leased equipment which as a percentage of total average assets were 9.3% and 12.8% for the three month periods presented. Because of the significance of the leased equipment, which generates significant revenues but are not included in earning assets in the financial statements, the company believes that in order to compare some of the company’s key metrics to other banks, the impact these financing assets have on the company’s net interest margin and its noninterest expenses as a percentage of total revenues should be illustrated. Additionally, from an internal management perspective, the leased equipment is included in the company’s overall interest sensitivity analysis and these assets are typically priced based on the company’s cost of funds. In the financial statements, the financing cost directly related to these assets is included in net interest income and the related operating lease revenue and depreciation is reported separately in noninterest income and noninterest expense. The revenue and expense amounts listed above are derived from the company’s income statements and statements of cash flows. The balance sheet data is derived from the company’s average balance sheets.

SOURCE Provident Financial Group, Inc.
       -0-                                          04/21/2004
       /CONTACT: Christopher J. Carey, Executive Vice President & Chief Financial Officer, +1-513-639-4644, or +1-800-851-9521, or IR@provident-financial.com /
       /First Call Analyst:/
       /FCMN Contact:/
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       /Company News On-Call: http://www.prnewswire.com/comp/721925.html/ /Web site: http://www.providentbank.com/
(PFGI NCC)

CO: Provident Financial Group, Inc. ST: Ohio IN: FIN SU: ERN